UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________________________

FORM 8-K

_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2017

SEVCON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road Southborough, MA	01772
(Address of principal executive offices)	(zip code)

(508) 281-5510 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2017, Sevcon, Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with FrontFour Capital Group, LLC (the “Lender”), pursuant to which the Lender made a commitment to the Company to provide an unsecured term loan in the principal amount of $10 million dollars (the “Term Loan”). The period of the Lender’s commitment under the Loan Agreement began on the date the Company entered into the Loan Agreement, and terminates on (i) August 22, 2017, or (ii) if the Company chooses to request an extension, November 22, 2017. The Company paid a commitment fee to the Lender of $450,000. If the Company elects to extend the commitment period, it will be required to pay the Lender an additional $150,000 extension fee.

Under the Loan Agreement, the Lender agrees to advance the full amount of the Term Loan to the Company in up to three disbursements on the date or dates requested by the Company within the commitment period. The interest rate on amounts borrowed under the Loan Agreement will be 10% per annum.

The Term Loan, which will be pari passu with the Company’s existing senior credit facility with Banca Del Monte Dei Paschi Di Siena S.p.A., will mature and be repayable in full one year from the first date on which the Company requests a disbursement from the Lender under the Loan Agreement; provided that maturity would accelerate upon an event of default, a change of control, or the Company’s repayment of all amounts due under the Banca Del Monte Dei Paschi Di Siena S.p.A. credit facility. The Loan Agreement provides for mandatory prepayment in the event that the Company receives net cash proceeds from an equity issuance, in an amount equal to such net cash proceeds. The Loan Agreement also provides for voluntary prepayment at any time without penalty.

The Loan Agreement imposes customary limitations on the Company’s ability to, among other things, dispose of certain assets other than the sale of inventory in the ordinary course, incur liens, incur additional indebtedness, and engage in transactions with affiliates.

The Loan Agreement provides for events of default customary for credit facilities of this type, including, but not limited to, bankruptcy, non-payment, breach of covenants, and insolvency. Upon an event of default, the interest rate would be increased and the Lender may elect a number of remedies including, but not limited to declaring all obligations (including principal, interest and expenses) immediately due and payable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

Dated: May 24, 2017	By:	/s/ Paul N. Farquhar
Paul N. Farquhar
Chief Financial Officer